FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

          FIRST AMENDMENT (this "FIRST AMENDMENT"), dated as of July 12, 2002 to the Agreement and Plan of Merger, dated as of May 25, 2002, among GS Berry Acquisition Corp., a Delaware corporation, GS Capital Partners 2000, L.P., GS Capital Partners 2000 Offshore, L.P., GS Capital Partners 2000 GmbH & Co. Beteiligungs KG, Bridge Street Special Opportunities Fund 2000, L.P., GS Capital Partners 2000 Employee Fund, L.P. and Stone Street Fund 2000, L.P., BPC Holding Corporation, a Delaware corporation, Berry Plastics Corporation, a Delaware corporation, the Stockholders of Holding listed on SCHEDULE I attached thereto, Atlantic Equity Partners International II, L.P., J.P. Morgan Partners (SBIC), LLC, BPC Equity, LLC and Ira G. Boots, an individual (as amended, supplemented or otherwise modified from time to time, the "AGREEMENT").

     WHEREAS, the parties hereto desire to amend the Agreement pursuant to
Section 11.8 thereof in the manner set forth below.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. All terms used herein which are defined in the Agreement and not otherwise defined or amended herein are used herein as defined in the Agreement.

     2. Section 3.2(c) of the Agreement is hereby amended by inserting the following after the words "Per Share Cash Holdback Amount":

          ", which amounts shall be paid from an account established by Buyer and funded solely with equity contributions from the stockholders of Buyer".

     3. The parties hereto hereby acknowledge and confirm that the Agreement is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the date of this First Amendment all references in any related document to "the Agreement", "the Merger Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Agreement shall mean the Agreement as amended by this First Amendment.

     4. (a) This First Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          (b) Section and paragraph headings are included for convenience of reference only and shall not constitute a part of this First Amendment for any other purpose.

                                 *   *   *

     IN WITNESS WHEREOF, this First Amendment has been signed on behalf of each of the parties hereto as of the date first written above.

                              GS BERRY ACQUISITION CORP.



                              By:________________________________
                                 Name:
                                 Title:



                              GS FUNDS:

                              GS CAPITAL PARTNERS 2000, L.P.
                              By:  GS Advisors 2000, L.L.C., its general
                              partner


                              By:________________________________
                                 Name:
                                 Title:



                              GS CAPITAL PARTNERS 2000, OFFSHORE,
                                  L.P.
                              By: GS Advisors 2000, L.L.C., its general
                              partner


                              By:________________________________
                                 Name:
                                 Title:



                              GS CAPITAL PARTNERS 2000, GMBH & CO.
                                 BETEILIGUNGS KG

                              By:  Goldman Sachs Management GPGmbH, its
                                 general partner



                              By:_________________________________
                                 Name:
                                 Title:

                                 BRIDGE STREET SPECIAL OPPORTUNITIES FUND
                                 2000, L.P.
                              By:  Bridge Street Special Opportunities
                                 2000, L.L.C., its general partner

                              By:_________________________________
                                 Name:
                                 Title:



                                 GS CAPITAL PARTNERS 2000 EMPLOYEE FUND,
                                 L.P.
                              By:  GS Employee Funds 2000, L.L.C., its
                                 general partner


                              By:_________________________________
                                 Name:
                                 Title:



                                 STONE STREET FUND 2000, L.P.
                              By:  Stone Street 2000, L.L.C., its general
                                 partner


                              By:_________________________________
                                 Name:
                                 Title:


                              BPC HOLDING CORPORATION


                              By:_________________________________
                                 Name:
                                 Title:


                              BERRY PLASTICS CORPORATION


                              By:_________________________________
                                 Name:
                                 Title:

                                 SELLERS:



                              By:  _______________________________
                                   Ira G. Boots



                              By:  _______________________________
                                   James M. Kratochvil



                              THE JAMES M. KRATOCHVIL CHARITABLE REMAINDER
                                 UNITRUST


                              By:  _______________________________
                                   James M. Kratochvil, as Trustee

                                 ATLANTIC EQUITY PARTNERS
                                 INTERNATIONAL II, L.P.

                              By:  Atlantic Equity Associates
                                  International II, L.P., its General
                                 Partner

                              By: Buaron Holdings Ltd., its Managing
                                 General Partner

                              By:_________________________________
                                 Name:
                                 Title:



                              BPC EQUITY, LLC

                              By:  Aetna Life Insurance Company, its Member



                              By:_________________________________
                                 Name:
                                 Title:



                              J.P. MORGAN PARTNERS (SBIC), LLC

                              By:

                              By:_________________________________
                                 Name:
                                 Title:



                              THE NORTHWESTERN MUTUAL LIFE INSURANCE
                                 COMPANY



                             By:_________________________________
                                Name:
                                Title: